Exhibit 23.1

JPS INDUSTRIES, INC.

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-69078) of JPS Industries, Inc. of our report dated January 27, 2004, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Spartanburg, SC

January 28, 2004